UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant   ☐

Filed by a party other than the Registrant   ☒

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Alkermes plc

(Name of Registrant as Specified In Its Charter)

Sarissa Capital Management LP
Sarissa Capital Offshore Master Fund LP
Sarissa Catapult Holdings Ltd
Sarissa Capital Catapult Fund LLC
Sarissa Capital Hawkeye Fund LP
ISP Fund LP
Sarissa Capital Master Fund II LP
Sarissa Capital Athena Fund Ltd
Atom Master Fund LP
Sarissa Capital Fund GP LP
Sarissa Capital Fund GP LLC
Sarissa Capital Offshore Fund GP LLC
Sarissa Capital Management GP LLC
Alexander J. Denner, Ph.D.
Patrice Bonfiglio
Sarah J. Schlesinger, M.D.

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

This filing contains a press release issued on June 20, 2023 by Sarissa Capital.

INDEPENDENT PROXY ADVISORY FIRM ISS CONCLUDES THAT SARISSA CAPITAL HAS MADE A COMPELLING CASE FOR CHANGE TO THE ALKERMES BOARD

ISS recommends that Alkermes shareholders vote the Blue Card “FOR” the election of Sarissa nominee Dr. Sarah Schlesinger to the Alkermes board

ISS recommends that Alkermes shareholders vote “AGAINST” incumbent Alkermes director Richard Gaynor

Greenwich, CT, June 20, 2023 – Sarissa Capital Management LP (“Sarissa”) today made the following announcement regarding the conclusion reached by independent proxy advisory firm ISS that Sarissa has made a compelling case for change to the board of directors of Alkermes plc (NASDAQ: ALKS):

We are pleased that ISS recognizes the compelling case for change to the Alkermes board. In particular, ISS noted that “the failure to deliver profitability is a sign that [Alkermes] has not done enough to regain shareholders’ trust” and that “[Sarissa Capital] has made a compelling case that the prolonged inability of the incumbent leadership to transition to profitability warrants change in the boardroom.” Therefore, ISS concludes that shareholders’ interests would be best served by adding a direct shareholder representative to the Alkermes board.

ISS also concludes that with the pending spin of its cancer business, the value of Alkermes’ incumbent director Richard Gaynor will be reduced and therefore he should be removed from the Alkermes board.

Fellow Alkermes shareholders face an important decision at our upcoming annual shareholder meeting. Like ISS, we believe it is important to add direct shareholder representation to the Alkermes board. In our view, shareholder representation is critical to unlock the true potential of Alkermes and to provide the necessary oversight and accountability to prevent a reversion to the status quo of the last 30 years of underperformance under the leadership of Chairman and CEO Richard Pops.

Your vote at Alkermes' Annual General Meeting of Shareholders on June 29, 2023 is very important. We urge all shareholders to vote "FOR" the election of the Sarissa Nominees, “AGAINST” the compensation of the Company’s named executive officers, and "FOR" all other proposals in our proxy statement.

For additional information please visit our website at upgradealkermes.com.
#UpgradeAlkermes

If you have any questions regarding your BLUE universal proxy card or need assistance in executing your proxy card, please contact:

D.F.  King & Co., Inc.
Shareholders call Toll-Free: (866) 207-3648

All Others Call: (212) 493-6952
Email: ALKS@dfking.com

You can vote in one of three easy ways: by internet at www.cesvote.com, by telephone at 1-888-693-8683 or by mail using the BLUE universal proxy card and postage-paid envelope sent to you.

If you vote by internet or telephone, you will be required to provide the unique control number printed on your BLUE universal proxy card.

Contact:	Dayna Packes
Sarissa Capital Management LP
info@sarissacap.com

Additional Information

Sarissa Capital Management LP (“Sarissa Capital”), together with other participants, filed a definitive proxy statement and an accompanying BLUE universal proxy card with the SEC on June 2, 2023, in connection with the solicitation of shareholders of the Company for the 2023 annual general meeting of shareholders (the “Annual Meeting”).  Shareholders are advised to read the definitive proxy statement and other documents related to the Annual Meeting as they contain important information.

The definitive proxy statement and other relevant documents are available at no charge on the SEC’s website at www.sec.gov.  The definitive proxy statement and other relevant documents filed by Sarissa Capital are also available at no charge at www.upgradealkermes.com or by directing a request to Sarissa Capital’s proxy solicitor, D.F.  King & Co., Inc., 48 Wall Street, New York, New York 10005 (Shareholders can call toll-free: (866) 207-3648).